EXHIBIT 99.2


                                  PRESS RELEASE



CONTACT:        Brent M. Giles
                President and Chief Executive Officer
                Liberty Savings Bank, F.S.B
                BGiles@LibertySB.com
                --------------------
                (816) 781-4822

                                  JULY 7, 2006

                     LIBERTY SAVINGS BANK, F.S.B. ANNOUNCES
                                APPROVAL OF PLAN

LIBERTY, MISSOURI - Liberty Savings Bank, F.S.B. (OTCBB: LBTM-News), today announced that the Plan of Conversion and Reorganization, as amended and restated (the "Plan"), was approved by the members of Liberty Savings Mutual Holding Company and by the stockholders of Liberty Savings Bank, F.S.B. at their respective meetings held yesterday afternoon.

The stock offering is being conducted pursuant to the Plan and the other terms and conditions outlined in the prospectus of Liberty Bancorp, Inc. (the "Company") dated May 15, 2006, as supplemented by the Company's prospectus supplement dated June 28, 2006. Completion of the second-step conversion and the related stock offering remains subject to confirmation of the Company's existing independent appraisal and receipt of final regulatory approvals.

This press release contains certain forward-looking statements about the proposed stock issuance by the Company. These include statements regarding the proposed timing of the offering. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Bank or Company, changes in the securities markets, the failure to complete the conversion and failure to obtain required stockholder and member approvals. Except as required by law, the Bank and Company do not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

THE FOREGOING INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFERING IS MADE ONLY BY THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.